UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019 (December 9, 2019)

NorthWestern Corp
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
Colstrip Unit 4 Purchase Agreement. On December 9, 2019, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) entered into a definitive agreement (the “Colstrip Unit 4 Agreement”) with Puget Sound Energy, Inc. (“Seller”), to purchase Seller's univided 25% interest (185 megawatts ("MW")) in the 740 megawatt Colstrip Unit 4, a coal-fired, base-load electric generation facility located in Colstrip, Montana, and all associated real property, equipment, common real property and common equipment and facilities and all rights incidental thereto (collectively, the “Colstrip Unit 4 Interest”). The purchase price established by the Colstrip Unit 4 Agreement is one dollar ($1). The Company currently owns a 30% interest in Colstrip Unit 4.
In addition, the Colstrip Unit 4 Agreement requires the Company and Seller to enter into, in connection with the closing of the transaction, a power purchase agreement ("PPA") pursuant to which the Company will sell 90 megawatts of power to Seller for approximately five years, generally indexed to average prices at teh Mid-Columbia power hub, with a price floor reflecting the recovery of all fixed and variable power costs.
Seller will remain responsible for its pre-closing pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to the closing of the transaction and for any decommissioning and demolitioncosts associated with the existing facilities that comprise the Colstrip Unit 4 Interest.
Colstrip Transmission Agreement. On December 9, 2019, the Company also entered into a definitive agreement (the “Colstrip Transmission Agreement,” and, collectively with the Colstrip Unit 4 Agreement, the "Agreements") with Seller to purchase a portion of Seller's undivided interest in the 500 kilovolt Colstrip Project Transmission System, representing not less than 95 megawatts, consisting of not less than a four and 2/10ths percent (4.2%) interest in the Colstrip to Broadview Segment and a four and 9/10ths percent (4.9%) interest in the Broadview to Townsend Segment (the "Initial Transmission Assets"). The Company currently owns 36.4% of the Colstrip to Broadview Segment and 24.3% of the Broadview to Townsend Segment.
The Colstrip Transmission Agreement also provides the Company an option, upon expiration of the PPA to acquire an additional portion of Seller's undivided interest in the 500 kilovolt Colstrip Project Transmission System, representing not less than 90 megawatts, consisting of not less than a four percent (4.0%) interest in the Colstrip to Broadview Segment and a four and 2/10ths percent (4.2%) interest in the Broadview to Townsend Segment (the "Option Transmission Assets").
The purchase price for the Initial Transmission Assets is set at the depreciated net book value of such assets at the time of closing, anticipated to be approximately $2.75 million to $3.75 million. The purchase price for the Option Transmission Assets is anticipated to be approximately the same amount as the Initial Transmission Assets.

Agreements. The Agreements contain customary representations and warranties, covenants, and indemnification obligations. The closing of the Agreements is expected to occur by the end of 2020, and the Agreements are subject to customary conditions and approvals, including approval from the Federal Energy Regulatory Commission, the Montana Public Service Commission, and the Washington Utilities and Transportation Commission. The foregoing description is not complete and is qualified by reference to the full text of the Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference in this Item 1.01 as though fully set forth herein.
The Agreements have been attached as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. The Agreements are not intended to provide any other factual information about Colstrip Unit 4, the Colstrip Transmission System, or the Company. The representations, warranties, covenants and agreements contained in the Agreements were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such Agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Colstrip Unit 4, the Colstrip Transmission System, or the Company. Moreover, the assertions embodied in the representations and warranties contained in the Agreements are qualified by information in disclosure schedules that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of Colstrip Unit 4, the Colstrip Transmission System, or the Company or its businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
2.1*	Colstrip Unit 4 Purchase and Sale Agreement, dated December 9, 2019
2.2*	Colstrip Transmission System Purchase and Sale Agreement, dated December 9, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL
* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: December 13, 2019